Exhibit 4.2(A)

DAPPER INC. GLOBAL SHARE INCENTIVE PLAN (2007)

NOTICE OF STOCK OPTION GRANT (INSTALLMENT VESTING)

The Optionee has been granted the following option to purchase Shares of Dapper Inc.:

Name of Optionee:

Total Number of Shares:

Type of Option:	Incentive Stock Option (ISO)

Nonstatutory Stock Option (NSO)

Exercise Price per Share:	$

Date of Grant:

Date Exercisable:	This option may be exercised with respect to the first 25% of the Shares subject to this option when the Optionee completes 12 months of continuous Service beginning with the Vesting Commencement Date set forth below. This option may be exercised with respect to an additional 1/48th of the Shares subject to this option when the Optionee completes each month of continuous Service thereafter.

Vesting Commencement Date:

Expiration Date:	. This option expires earlier if the Optionee’s Service terminates earlier, as provided in Section 6 of the Stock Option Agreement.

By signing below, the Optionee and the Company agree that this option is granted under, and governed by the terms and conditions of, the Global Share Incentive Plan (2007), including the Appendix, and the Stock Option Agreement. These documents are attached to, and made a part of, this Notice of Stock Option Grant. Section 12 of the Stock Option Agreement includes important acknowledgements of the Optionee.

OPTIONEE:	DAPPER INC.

By:

Title:

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

DAPPER INC. GLOBAL SHARE INCENTIVE PLAN (2007):

STOCK OPTION AGREEMENT (INSTALLMENT VESTING)

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if this option is designated as an ISO in the Notice of Stock Option Grant and Section 3(b) of the Appendix applies). This option is intended to be an ISO or an NSO, as provided in the Notice of Stock Option Grant.

(b) $100,000 Limitation. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code. In no event shall the Board of Directors, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to the Optionee (or any other person) due to the failure of this option to qualify for any reason as an ISO.

(c) Stock Plan and Defined Terms. This option is granted pursuant to the Appendix, a copy of which the Optionee acknowledges having received. The provisions of the Appendix (and, to the extent applicable, the Plan) are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 13 of this Agreement.

SECTION 2. RIGHT TO EXERCISE.

(a) Exercisability. Subject to Subsection (b) below and the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant. In addition, this option may become exercisable in full pursuant to Section 10.2 of the Plan.

(b) Stockholder Approval. Any other provision of this Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Company’s stockholders.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company pursuant to Section 11(c). A form of Exercise Notice is attached hereto as Exhibit A. The notice shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. The person exercising this option shall sign the notice. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price, together with any applicable tax withholding.

(b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued one or more certificates evidencing the Shares for which this option has been exercised. Such Shares shall be registered (i) in the name of the person exercising this option, (ii) in the names of such person and his or her spouse as community property or as joint tenants with the right of survivorship or (iii) with the Company’s consent, in the name of a revocable trust. The Company shall cause such certificates to be delivered to or upon the order of the person exercising this option.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this option.

SECTION 5. PAYMENT FOR STOCK.

(a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when this option is exercised.

(c) Exercise/Sale. All or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company. However, payment pursuant to this Subsection (c) shall be permitted only if (i) Shares then are publicly traded and (ii) such payment does not violate applicable law.

SECTION 6. TERM AND EXPIRATION.

(a) Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 3(b) of the Appendix applies).

(b) Termination of Service (Except by Death). If the Optionee’s Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

(i) Immediately, if such termination of Service is for Cause (as defined in Section 2 of the Plan);

(ii) The expiration date determined pursuant to Subsection (a) above;

(iii) The date three months after the termination of the Optionee’s Service for any reason other than Disability; or

(iv) The date 12 months after the termination of the Optionee’s Service by reason of Disability.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable before the Optionee’s Service terminated. When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable. In the event that the Optionee dies after termination of Service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s Service terminated.

(c) Death of the Optionee. If the Optionee dies while in Service, then this option shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (a) above; or

(ii) The date 12 months after the Optionee’s death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death. When the Optionee dies, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable.

(d) Part-Time Employment and Leaves of Absence. If the Optionee commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant in accordance with the Company’s part-time work policy or the terms of an agreement between the Optionee and the Company pertaining to his or her part-time schedule. If the Optionee goes on a leave of absence, then the Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while the Optionee is on a bona fide leave of absence only if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Optionee immediately returns to active work.

(e) Notice Concerning ISO Treatment. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent that it is exercised:

(i) More than three months after the date when the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code);

(ii) More than 12 months after the date when the Optionee ceases to be an Employee by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code); or

(iii) More than three months after the date when the Optionee has been on a leave of absence for three months, unless the Optionee’s reemployment rights following such leave were guaranteed by statute or by contract.

(f) Notice of Disqualifying Disposition of ISO Shares. If the option granted to the Optionee herein is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the transfer of such Shares to the Optionee (the date of exercise), the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

SECTION 7. LEGALITY OF INITIAL ISSUANCE.

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(a) It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b) Any applicable listing requirement of any stock exchange or other securities market on which the Shares are listed has been satisfied; and

(c) Any other applicable provision of federal, State or foreign law has been satisfied.

SECTION 8. NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 9. RESTRICTIONS ON TRANSFER OF SHARES.

(a) General. Until such time as the offering and sale of the Shares have been registered under the Securities Act, Shares shall not be transferred, sold, assigned, pledged, hypothecated or otherwise encumbered or disposed of in any way to one or more third parties pursuant to an understanding with such third parties, except as expressly permitted by the Board of Directors in its sole and absolute discretion and in accordance with such terms and conditions proscribed by the Board of Directors. This Subsection (a) shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Shares acquired under this Agreement, either under this Subsection (a) or otherwise, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan or the Appendix have been registered under the Securities Act or have been registered or qualified under the securities laws of any State, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any State or any other law.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act.

(d) Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

(e) Investment Intent at Exercise. In the event that the sale of Shares under the Plan or the Appendix is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(f) Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(g) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(h) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on the Optionee and all other persons.

SECTION 10. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 10.1 of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 10.1 of the Plan. In the event that the Company is a party to a Transaction (as defined in Section 10.2 of the Plan), this option shall be subject to the agreement evidencing such Transaction, as provided in Section 10.2 of the Plan and Section 8(a) of the Appendix.

SECTION 11. MISCELLANEOUS PROVISIONS.

(a) Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5.

(b) No Retention Rights. Nothing in this option, the Plan or the Appendix shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company in accordance with this Subsection (c).

(d) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Optionee and by an authorized officer of the Company (other than the Optionee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(e) Entire Agreement. The Notice of Stock Option Grant, this Agreement, the Appendix and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(f) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(g) Proxy. Until the consummation of an initial public offering by the Company, Shares issued to the Optionee or to any Transferee thereof shall be voted by an irrevocable proxy (the “Proxy,” in the form attached as Exhibit B hereto). The individual(s) empowered under the Proxy shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such proxy unless arising from acts of fraud or bad faith of such individual(s), to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company’s Corporate Charter, any agreement, any vote of stockholders or disinterested directors, insurance policy or otherwise.

SECTION 12. ACKNOWLEDGEMENTS OF THE OPTIONEE.

(a) Tax Consequences. The Optionee agrees that the Company does not have a duty to design or administer the Appendix or the Plan or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities. The Optionee shall not make any claim against the Company or its Board of Directors, officers or employees related to tax liabilities arising from this option or the Optionee’s other compensation. In particular, the Optionee acknowledges that this option is exempt from Section 409A of the Code only if the Exercise Price is at least equal to the Fair Market Value per Share on the Date of Grant. Since Shares are not traded on an established securities market, the determination of their Fair Market Value is made by the Board of Directors or by an independent valuation firm retained by the Company. The Optionee acknowledges that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and the Optionee shall not make any claim against the Company or its Board of Directors, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

(b) Electronic Delivery of Documents. The Optionee agrees that the Company may deliver by email all documents relating to the Company, the Plan, the Appendix or this option and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and

Exchange Commission). The Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Optionee by email.

(c) No Notice of Expiration Date. The Optionee agrees that the Company and its officers, employees, attorneys and agents do not have any obligation to notify him or her prior to the expiration of this option pursuant to Section 6, regardless of whether this option will expire at the end of its full term or on an earlier date related to the termination of the Optionee’s Service. The Optionee further agrees that he or she has the sole responsibility for monitoring the expiration of this option and for exercising this option, if at all, before it expires. This Subsection (c) shall supersede any contrary representation that may have been made, orally or in writing, by the Company or by an officer, employee, attorney or agent of the Company.

SECTION 13. DEFINITIONS.

(a) “Agreement” shall mean this Stock Option Agreement.

(b) “Appendix” shall mean the Appendix for Persons Who Are U.S. Taxpayers under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

(f) “Company” shall mean Dapper Inc., a Delaware corporation.

(g) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(h) “Date of Grant” shall mean the date of grant specified in the Notice of Stock Option Grant, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee’s Service.

(i) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(j) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(k) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

(l) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(m) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(n) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(o) “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(p) “NSO” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(q) “Optionee” shall mean the person named in the Notice of Stock Option Grant.

(r) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(t) “Plan” shall mean the Dapper Inc. Global Share Incentive Plan (2007), as in effect on the Date of Grant.

(u) “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(v) “Securities Act” shall mean the Securities Act of 1933, as amended.

(w) “Service” shall mean service as an Employee, Outside Director or Consultant.

(x) “Share” shall mean one share of common stock of the Company, as adjusted in accordance with Section 10.1 of the Plan (if applicable).

(y) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(z) “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

***

EXHIBIT A

EXERCISE NOTICE

Dapper Inc.

Attention: Chief Financial Officer

1. Option. I have been granted options (the “Option”) to purchase shares of Common Stock (the “Shares”) of Dapper Inc. (the “Company”) pursuant to the Company’s Global Share Incentive Plan (2007) and the Appendix thereto for U.S. Taxpayers (the “Plan”), the Notice of Stock Option Grant (the “Notice”) and Option Agreement (the “Option Agreement”), as follows:

Date of Option Grant:
Number of Option Shares:
Exercise Price per Share:	US$

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Notice and the Option Agreement:

Total Shares Purchased:
Total Exercise Price (Total Shares X Price Per Share):	US$

3. Payments. Enclosed is the payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	US$
Check:	US$

4. Tax Withholding. The Optionee explicitly acknowledges Section 4 of the Option Agreement, with respect to its bearing of any tax consequences in connection to the Option, and the exercise thereof, and without limitation hereby authorizes payroll withholding and otherwise will make adequate provision for all applicable tax withholding obligations of the Company, if any, in connection with the Option, all as more completely described in the plan and the Option Agreement and Plan.

5. Optionee Information.

Optionee’s address is:

Optionee’s ID Number is:

6. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Option, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

7. Transfer. I understand and acknowledge that the Shares have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 or Rule 701 under the Securities Act. I further understand and acknowledge that the Company is under no obligation to register the Shares. I understand that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company. I am aware that Rule 144 under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. I understand that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon request.

I FURTHER ACKNOWLEDGE THAT THE TRANSFER OF THE SHARES IS ALSO SUBJECT TO THE APPLICABLE RESTRICTIONS PROVIDED BY THE PLAN.

I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice and the Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Print Name

Dated:

Receipt of the above is hereby acknowledged.
DAPPER INC.

By:

Title:

Dated:

EXHIBIT B

PROXY

I, the undersigned, in consideration for the grant of Shares to me under the Dapper Inc. Global Share Incentive Plan (2007) (the “Plan”), hereby appoint the Company’s                              and/or                             , or any other individual designated by the Board of Directors of Dapper Inc. (the “Company”) as his/her replacement (the “Appointee”) as my proxy to receive all stockholder notices and other communications intended for stockholders of the Company, to participate and vote (or abstain from voting) for me and on my behalf as s/he shall deem appropriate at his/her sole and absolute discretion, on all matters with respect to all meetings or written resolutions of or by the stockholders of the Company, on behalf of all the shares of the Company issued upon exercise of the Options, whether held on my behalf or directly by me, and hereby authorize and grant a power of attorney to the Appointee as follows:

I hereby authorize and grant power of attorney to the Appointee for as long as any shares and/or options which were allotted or granted on my behalf are held on my behalf or directly by me, to exercise every right, power and authority with respect to the shares and/or options without consultation with me and to receive all documents intended for stockholders, sign in my name and on my behalf any document, including any agreement, including a merger agreement of the Company or an agreement for the purchase or sale of assets or shares (including the shares of the Company held on my behalf and any and all documentation accompanying any such agreements, such as, but not limited to, decisions, requests, instruments, receipts and the like), and any affidavit or approval with respect to the shares and/or options or to the rights which they represent in the Company in as much as the Appointee shall deem it necessary or desirable to do so.

In addition and without derogating from the generality of the foregoing, I hereby authorize and grant power of attorney to the Appointee to sign any document as aforesaid and any affidavit or approval (such as any waiver of rights of first refusal to acquire shares which are offered for sale by other stockholders of the Company and/or any pre-emptive rights to acquire any shares being allotted by the Company, in as much as such rights shall exist pursuant to the Company’s Corporate Charter or any relevant agreement as shall be in existence from time to time) and/or to make and execute any undertaking in my name and on my behalf if the Appointee shall, at his/her sole and absolute discretion, deem that the document, affidavit or approval is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up arrangements and undertakings), for purposes of a merger of the Company with another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company.

This Proxy shall be interpreted in the widest possible sense, in reliance upon the Plan and upon the goals and intentions thereof.

This Proxy shall expire and cease to be of force and effect immediately after the consummation of the initial public offering of the Company’s shares, pursuant to an effective registration statement, prospectus or similar document in any jurisdiction as is determined by the Board of Directors of the Company and shall be irrevocable until such time as the rights of the Company and the Company’s stockholders are dependent hereon. The expiration of this Proxy shall in no manner effect the validity of any document (as aforesaid), affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

I hereby confirm and undertake that I shall not have, and hereby irrevocable waive, any claim or demand against the Company and/or the Appointee in connection with this Proxy or any action taken or not taken by the Appointee in accordance with the provisions hereof.

IN WITNESS WHEREOF:

Name of Optionee

Signature of Optionee

Date